                                                                                                  Page 1 of 2
                                                                                                  Exhibit (11)
                                                        THE LTV CORPORATION
                                           Calculation of Basic Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)

                                                          Three Months Ended September 30,
                                          ------------------------------------------------------------------
                                                         1999                              1998
                                          --------------------------------   -------------------------------
                                            Shares     Amount      EPS        Shares     Amount      EPS
                                          ----------- ---------  ---------   ----------  --------  ---------

Net income (loss)                                        $ (58)                            $ 11

Preferred stock dividend
     requirements                                          --                                --
                                                         -----                             -----
                                                         $ (58)                            $ 11
                                                         ======                            =====
Weighted average share base:
     Shares issued                           105,546                           105,377
     Shares repurchased pursuant to share
        repurchase program                    (5,512)                           (5,512)
                                          -----------                        ----------
                                             100,034                            99,865
                                          ===========                        ==========
BASIC EARNINGS PER SHARE                                          $ (0.58)                            $0.11
                                                                 =========                         =========

                                                            Nine Months Ended September 30,
                                            -----------------------------------------------------------------
                                                         1999                              1998
                                            -------------------------------    ------------------------------
                                              Shares     Amount      EPS        Shares     Amount      EPS
                                            ----------- ---------  --------    ----------  --------  --------


Net income (loss)                                         $ (145)                            $ 34

Preferred stock dividend
     requirements                                             (1)                              (1)
                                                          ------                             ----
                                                          $ (146)                            $ 33
                                                          =======                            ====
Weighted average share base:
     Shares issued                             105,528                           105,352
     Shares repurchased pursuant to share
        repurchase program                      (5,512)                           (5,512)
                                            -----------                        ----------
                                               100,016                            99,840
                                            ===========                        ==========
BASIC EARNINGS PER SHARE                                           $ (1.46)                            $0.33
                                                                   ========                          ========

                                                                                                         Page 2 of 2
                                                                                                         Exhibit (11)

                                                        THE LTV CORPORATION
                                          Calculation of Diluted Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)

                                                                      Three Months Ended September 30,
                                                   ------------------------------------------------------------------
                                                                  1999                               1998
                                                   -------------------------------   --------------------------------
                                                    Shares      Amount     EPS         Shares     Amount      EPS
                                                   ----------  --------- ---------   ----------- ---------  ---------
Net income                                                        $ (58)                            $  11

Preferred stock dividend
     requirements                                                    --                                --
                                                                  -----                              ----
                                                                    (58)                               11
Weighted average share base:
     Shares issued                                   105,546                            105,377
     Shares repurchased pursuant to share
        repurchase program                            (5,512)                            (5,512)
                                                   ----------                        -----------
                                                     100,034                             99,865
                                                   ==========                        ===========

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                         (A)        --                     226        --
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                                      (A)        --                      (A)       --
                                                    --------      ------             ----------     -----
                                                     100,034      $ (58)                100,091     $  11
                                                    ========      ======             ==========     =====

DILUTED EARNINGS PER SHARE                                                $ (0.58)                            $ 0.11
                                                                         =========                          =========





                                                                         Nine Months Ended September 30,
                                                      -------------------------------------------------------------------
                                                                     1999                              1998
                                                      --------------------------------   --------------------------------
                                                        Shares     Amount      EPS        Shares      Amount      EPS
                                                      ----------- ---------  ---------   ----------  --------- ----------
Net income                                                          $  (145)                            $  34

Preferred stock dividend
     requirements                                                        (1)                               (1)
                                                                    -------                             -----
                                                                       (146)                               33
Weighted average share base:
     Shares issued                                       105,528                           105,352
     Shares repurchased pursuant to share
        repurchase program                                (5,512)                           (5,512)
                                                      -----------                         ---------
                                                         100,016                            99,840
                                                      ===========                         =========

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                             (A)       --                     175        --
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                                          (A)       --                      (A)       --
                                                        ----------  -------               ---------       --
                                                         100,016    $  (146)               100,015      $  33
                                                        ========    =======               =========     =====

DILUTED EARNINGS PER SHARE                                                   $  (0.88)                            $ 0.33
                                                                             =========                         ==========







(A) Addition of these shares would result in antidilution.